UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND III FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 16, 2024, Ocean Capital LLC (“Ocean Capital”) issued a press release, a copy of which is attached hereto as Exhibit 1. On that same day, Ocean Capital also made a social media post regarding its campaign on its LinkedIn page, https://linkedin.com/company/oceancapital-llc, a copy of which is attached hereto as Exhibit 2.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (the “Fund”) (with respect to its 2021 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2021 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1

Ocean Capital Calls on Popular Asset Management,
UBS and the Board of Directors of Puerto Rico
Closed-End Fund PRITF I to Answer Questions
Regarding Popular’s Resignation as Advisor

Lack of Disclosure Around Popular’s Resignation Raises Numerous Questions That Popular, UBS and the Fund’s Board of Directors Should be Made to Answer

Ocean Capital Encourages Fellow Shareholders to Contact Their Investment Advisor and the Fund’s Corporate Secretary to Demand Answers and Protect Their Investment

SAN JUAN, Puerto Rico—(BUSINESS WIRE)—Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”), a significant shareholder of various Puerto Rico closed-end bond funds (the “Funds”) that are managed or co-managed by UBS Asset Managers of Puerto Rico (“UBS”), today called on Popular Asset Management LLC (“Popular”), UBS and the Board of Directors (the “Board”) of Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I” or the “Fund”) to address a series of pressing questions pertaining to the 2023 Annual Meeting of Shareholders of PRITF I, held on April 18, 2024 (the “Annual Meeting”).

Popular and UBS have yet to publicly address the results of the Annual Meeting, which were overwhelmingly favorable to Ocean Capital. As disclosed in Ocean Capital’s April 23rd press release, PRITF I shareholders voted for Ocean Capital nominee, Ian McCarthy, by a 36:1 margin, and approximately 4 million shares were voted in favor of terminating PRITF I’s management agreements with UBS and Popular. Following the Annual Meeting and Ocean Capital’s press release, PRITF I disclosed that Popular notified the Board of its resignation as an advisor of PRITF I, effective June 17, 2024.

Given the fact that PRITF I’s disclosure regarding Popular’s resignation lacks any detail and the holdover directors have yet to facilitate an orderly transition of the Board, Ocean Capital believes shareholders should ask the following:

1.	Did Popular decide to resign as a result of approximately 4 million shares being voted in favor of terminating its management agreement? Did Popular see the writing on the wall and decide to finally respect the will of shareholders?

2.	Will UBS follow suit and acknowledge that an overwhelming majority of shares were voted in favor of terminating its management agreement?

3.	Who will be responsible for overseeing the Fund when Popular’s resignation becomes effective and the UBS agreement still hangs in balance?

4.	Will Ocean Capital’s director candidates be added to the Board now that shareholders have voted in favor of its nominees at three consecutive PRITF I annual meetings?

5.	How much longer does the Board plan to simply ignore shareholder votes in favor of Ocean Capital’s nominees that have taken place at eight separate annual meetings?[1]

6.	Will Carlos Nido, Luis M. Pellot, Enrique Vila del Corral, Gabriel Pagán Pedrero, Carlos V. Ubiñas, Vicente León, José J. Villamil, and either Clotilde Pérez or Jorge I. Vallejo finally relinquish their wrongfully held seats?

7.	Will UBS disclose the amount of capital it has wasted fighting shareholder-driven change? Ocean Capital estimates that the Funds have collectively already spent more than $5 million on external advisors to fight Ocean Capital and other investors.[2]

Shareholders deserve answers to these pressing questions. In the meantime, we encourage our fellow shareholders to speak with their investment advisor and the Fund to seek answers to these questions and ultimately protect their investment.

Ocean Capital will continue to do everything in its power to compel UBS and its affiliates to respect the will of shareholders.

***

[1]	See Appendix A.
[2]	Based on the estimated total expenses of costs related to the solicitation of proxies as reported in each Fund’s proxy statement for each annual meeting filed with the SEC since July 2021.

APPENDIX A

Ocean Capital has been running campaigns to seat new, independent directors at nine Funds3 since as early as July 2021. Below is a summary of the meetings where Ocean Capital’s nominees have been elected, but not been seated by the Funds’ entrenched managers:

Fund Name	Annual Meeting Date	Ocean Capital’s Nominee(s) Elected to the Board	Incumbent Nominees Refusing to Transition	Number of Days Since the Incumbent Nominees Lost Election[4]	Approximate Margin of Victory by Ocean Capital’s Nominee(s)[5]
PRITF I (2021 Annual Meeting)	March 17, 2022	● José Izquierdo II ● Brent D. Rosenthal	● Carlos Nido ● Luis M. Pellot	791	3:1
PRITF VI (2021 Annual Meeting)	December 15, 2022	● José Izquierdo II ● Brent D. Rosenthal	● Carlos Nido ● Luis M. Pellot	518	7:2
TFF I (2022 Annual Meeting)	March 9, 2023	● José Izquierdo II ● Brent D. Rosenthal ● Ethan A. Danial	● Carlos V. Ubiñas ● Vicente León ● José J. Villamil	434	37:1
PRITF I (2022 Annual Meeting)	June 1, 2023	● Ethan A. Danial ● Mojdeh L. Khaghan	● Enrique Vila del Corral ● Gabriel Pagán Pedrero	350	10:1
PRITF VI (2022 Annual Meeting)	November 2, 2023	● Ethan A. Danial ● Mojdeh L. Khaghan	● Enrique Vila del Corral ● Gabriel Pagán Pedrero	196	18:1
TFF I (2023 Annual Meeting)	November 2, 2023	● Mojdeh L. Khaghan ● Roxana Cruz-Rivera	● Carlos Nido ● Luis M. Pellot	196	41:1
PRITF VI (2023 Annual Meeting)	January 16, 2024	● Ian McCarthy	● Clotilde Pérez or ● Jorge I. Vallejo	121	11:2
PRITF I (2023 Annual Meeting)	April 18, 2024	● Ian McCarthy	● Clotilde Pérez or ● Jorge I. Vallejo	28	36:1

***

[3]	The nine Funds include: Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”), Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I”), Puerto Rico Residents Tax-Free Fund IV, Inc (“PRITF IV”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”) and Tax-Free Fund for Puerto Rico Residents (“TFF I”).

[4]	As of May 16, 2024.
[5]	The margin of victory for each annual meeting is based on the vote count provided in the respective semi-annual certified shareholder report for each Fund.

VOTE “FOR” OCEAN CAPITAL’S HIGHLY QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING THE BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, MORROW SODALI, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

VISIT WWW.IMPROVEUBSPRFUNDS.COM TO LEARN MORE ABOUT OCEAN CAPITAL’S CAMPAIGNS FOR VALUE-ENHANCING CHANGE AT THE FUNDS.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Fund I, Fund II (with respect to both its 2022 Annual Meeting and its 2024 Annual Meeting), Fund III, Fund IV (with respect to its 2021 Annual Meeting), Fund V, PRITF IV, and TFF I:

Ocean Capital and the other participants in each solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of each listed Fund for its respective upcoming annual meeting(s) of shareholders. All shareholders of each respective Fund are advised to read the definitive proxy statement and other documents related to the applicable solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the applicable definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Fund IV and PRITF VI (with respect to the 2024 Annual Meeting of each):

Ocean Capital and William Heath Hawk (collectively, the “Upcoming Funds Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the stockholders of Fund IV with respect to its 2024 annual meeting of shareholders and the solicitation of proxies from the stockholders of PRITF VI with respect to its 2024 annual meeting of shareholders (Fund IV and PRITF VI together, the “Upcoming Funds”). All shareholders of the Upcoming Funds are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Upcoming Funds Participants when they become available, as they will contain important information, including additional information relating to the Upcoming Funds Participants and their direct or indirect interests in each of the Upcoming Funds, by security holdings or otherwise. The definitive proxy statement and accompanying BLUE proxy card for each of the Upcoming Funds will be furnished to some or all of the respective fund’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

In accordance with Rule 14a-12(a)(1)(i) under the Exchange Act, the Upcoming Funds Participants in the proxy solicitation for Fund IV’s 2024 annual meeting of shareholders are Ocean Capital and Mr. Hawk. As of the date hereof, Ocean Capital beneficially owns 1,477,576 shares of common stock, $0.01 par value per share of Fund IV (“Common Stock”). As of the date hereof, Mr. Hawk beneficially owns 1,481,041 shares of Common Stock.

Information about the Upcoming Funds Participants and a description of their direct or indirect interests in PRITF VI, by security holdings or otherwise, is contained on an amendment to Schedule 13D for PRITF VI filed by the Upcoming Funds Participants with the SEC on May 14, 2024. This document is available free of charge from the source indicated above.

Contacts

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

OR

Longacre Square Partners

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@longacresquare.com / aareopagita@longacresquare.com

###

Exhibit 2

Ocean Capital LLC
47 followers
now •

Today, Ocean Capital called on Popular Asset Management, UBS and the Board of PRITF I to answer questions regarding Popular's recent resignation as advisor. We question whether Popular saw the writing on the wall following the 2023 Annual Meeting, where approximately 4 million shares were voted in favor of terminating the management agreements with Popular and UBS. Shareholders deserve answers.

Read more: https://bit.ly/4aqpPR9

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